BUZZFEED, INC. MAKES STRATEGIC & ORGANIZATIONAL CHANGES TO IMPROVE PROFITABILITY AFTER CHALLENGING Q4 AND FULL YEAR 2023
Company Renews Focus on High-Margin Revenue Streams and Owned & Operated Properties and Strengthens Balance Sheet for 2024
Sale of Complex Marks an Important Milestone for BuzzFeed, Inc.
NEW YORK – (March 25, 2024) – BuzzFeed, Inc.’s (“BuzzFeed” or the “Company”) (Nasdaq: BZFD) fourth quarter and full year (ended December 31, 2023) financial results were in line with its revised outlook shared in February, but fell short of its initial expectations. Looking ahead, following key strategic organizational changes, BuzzFeed is optimistic about 2024 with a commitment to high-margin revenue streams and a renewed focus on its owned and operated websites and apps.
“Three months into 2024, it’s clear BuzzFeed and digital media are at an inflection point,” said Jonah Peretti, BuzzFeed Founder & CEO. “We’ve restructured our business to focus on our scalable, high-margin, and tech-led revenue streams. We are leveraging AI tools to optimize our owned and operated platforms, accelerate innovation, and make our sites and apps more engaging, more personalized and more rewarding for all. Despite challenges over the past year, I’m optimistic about BuzzFeed's trajectory in 2024. I believe we have a tremendous opportunity in front of us to build the defining media company for the AI era.”
2023 Full Year Financial and Operational Highlights for Continuing Operations (excluding Complex)1
●BuzzFeed delivered Full Year 2023 revenues of $252.7 million, declining 26% compared to 2022
○Advertising revenue declined 31% year-over-year to $115.6 million
○Content revenue declined 31% year-over-year to $83.6 million
○Commerce and other revenues were relatively flat year-over-year at $53.4 million
●Net loss from continuing operations was $60.3 million, compared to a net loss of $140.5 million in 2022
●Adjusted EBITDA2 loss was $4.7 million, compared to Adjusted EBITDA of $0.3 million in 2022
●In 2023, audience Time Spent3 with our content was 306 million hours. Time Spent on our owned and operated properties grew 3% year-over-year, while Time Spent with our content on third-party platforms declined 32% year-over-year
●BuzzFeed ended the period with cash and cash equivalents of approximately $36 million
Fourth Quarter 2023 Financial and Operational Highlights for Continuing Operations (excluding Complex)1
●BuzzFeed delivered Q4 revenues of $75.7 million, declining 26% compared to the fourth quarter of 2022, in line with the Company’s revised outlook shared in February
○Advertising revenue declined 25% year-over-year to $31.9 million
○Content revenue declined 34% year-over-year to $27.0 million
○Commerce and other revenues declined 8% year-over-year to $16.7 million
1 The Company determined the assets of Complex Networks, excluding the First We Feast brand, met the classification for “held for sale.” Additionally, the Company concluded the disposal, which occurred on February 21, 2024, will represent a strategic shift that will have a major effect on our operations and financial results. As such, the historical financial results of Complex Networks have been reflected as discontinued operations in our consolidated financial statements. Amounts presented throughout this press release are on a continuing operations basis.
2 Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” below for a description of how it is calculated and the tables at the back of this earnings release for a reconciliation of our GAAP and non-GAAP results.
3 Excludes Complex Networks and Facebook; see definition of “Time Spent” below.

●Net income from continuing operations was $3.5 million, compared to a net loss of $60.7 million in the fourth quarter of 2022
●Adjusted EBITDA2 was $15.1 million, compared to Adjusted EBITDA of $16.8 million in the fourth quarter of 2022, also in line with the Company’s February outlook
●Time Spent3 declined 12% year-over-year to 72 million hours, though we continue to outpace the competition
○In Q4, audiences once again spent more time consuming our content than that of any other digital media company in our competitive set4
First Quarter 2024 Financial Outlook
●We expect overall revenues in the range of $42 to $44 million, or 20% to 23% lower than first quarter 2023
●We expect Adjusted EBITDA losses in the range of $10 to $12 million, an improvement of approximately $7 million year-over-year at the midpoint
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to “Forward-Looking Statements” below for information on factors that could cause our actual results to differ materially from these forward-looking statements.
Please see “Non-GAAP Financial Measures” below for a description of how Adjusted EBITDA is calculated. While Adjusted EBITDA is a non-GAAP financial measure, we have not provided guidance for the most directly comparable GAAP financial measure — net income (loss) from continuing operations — due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary to forecast a such measure. Accordingly, a reconciliation of non-GAAP guidance for Adjusted EBITDA to the corresponding GAAP measure is not available.
Quarterly Conference Call
BuzzFeed’s management team will hold a conference call to discuss our fourth quarter and full year 2023 results today, March 25, at 5PM ET. The call will be available via webcast at investors.buzzfeed.com under the heading News and Events, and parties interested in participating must register in advance at the same location. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. While it is not required, it is recommended you join 10 minutes prior to the event start time. A replay of the call will be made available at the same URL.
We have used, and intend to continue to use, the Investor Relations section of our website at investors.buzzfeed.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Definitions
BuzzFeed reports revenues across three primary business lines: Advertising, Content and Commerce and other. The definition of “Time Spent” is also set forth below.
●Advertising revenues are primarily generated from advertisers for ads distributed against our editorial and news content, including display, pre-roll and mid-roll video products sold directly to brands and also programmatically. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily YouTube and Apple News.
4 Source: Comscore Media Trend, A18+, December 2023; Comps include Condé Nast Digital, Vox Media, People, Bustle Digital Group, Dot Dash Meredith

●Content revenues are primarily generated from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content and content licensing. Revenues for film and TV projects are also included here.
●Commerce and other revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our product licensing businesses are also included here.
●Time Spent captures the time audiences spend engaging with our content across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore. This metric excludes time spent with our content on platforms for which we have minimal advertising capabilities that contribute to our Advertising revenues, including Instagram, TikTok, Facebook, Snapchat and Twitter. There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore to represent industry-standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities. Effective January 1, 2023, we exclude time spent on Facebook from our measure of Time Spent as our monetization strategy is increasingly focused on advertising on our owned and operated properties, and Facebook now contributes an immaterial amount of advertising revenue. Time Spent on Facebook, as reported by Facebook, was approximately 58 and 184 million hours for the years ended December 31, 2023 and 2022, respectively. Additionally, Time Spent presented above excludes time spent on Complex Networks, as Complex Networks is presented as a discontinued operation within our consolidated financial statements. Time Spent on Complex Networks, as reported by Comscore, was approximately 76 million and 126 million hours for the years ended December 31, 2023 and 2022, respectively. Time Spent on Complex Networks, as reported by Comscore, previously included Time Spent on First We Feast, as First We Feast was historically under the Complex Networks’ measurement portfolio of Comscore. However, the historical Time Spent on First We Feast cannot be reasonably bifurcated from Time Spent on Complex Networks. Accordingly, for comparability of Time Spent, we have excluded Time Spent on First We Feast from our measure of Time Spent for all periods presented above and for future reporting of Time Spent.
About BuzzFeed, Inc.
BuzzFeed, Inc. is home to the best of the Internet. Across pop culture, entertainment, shopping, food and news, our brands drive conversation and inspire what audiences watch, read, and buy now — and into the future. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.
Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of net (loss) income attributable to noncontrolling interests, income tax provision (benefit), interest expense, net, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, change in fair value of derivative liability, restructuring costs, impairment expense, transaction-related costs, certain litigation costs, public company readiness costs, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.
We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management. There are limitations to the use of Adjusted EBITDA and Adjusted EBITDA margin and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts (including our outlook for Q1 2024) or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; potential government shutdowns or failure to raise the U.S. federal debt ceiling; current global supply chain disruptions; the ongoing conflicts between Russia and Ukraine and between Israel and Hamas and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the U.S. and China; the inflationary environment; and the competitive labor market; (2) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (3) demand for our products and services or changes in traffic or engagement with our brands and content; (4) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, to settle conversions of our outstanding convertible notes, repurchase the notes upon a fundamental change or repay the notes in cash at their maturity any restrictions imposed by, or commitments under, the indenture governing our unsecured notes or the facility governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes or governmental investigations to which we are subject; (7) the benefits of our restructuring; (8) our success divesting of companies, assets or brands we sell or in integrating and supporting the companies we acquire; (9) technological developments including artificial intelligence; (10) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (11) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (12) the security of our information technology systems or data; (13) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (14) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; and (15) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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Contacts
Media Contact
Juliana Clifton, BuzzFeed: juliana.clifton@buzzfeed.com
Investor Relations Contact
Amita Tomkoria, BuzzFeed: investors@buzzfeed.com

BUZZFEED, INC.
Financial Highlights
(Unaudited, dollars in thousands)

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
Advertising	$31,900	$42,643	(25)%	$115,620	$166,934	(31)%
Content	27,036	40,910	(34)%	83,642	121,541	(31)%
Commerce and other	16,727	18,098	(8)%	53,415	54,079	(1)%
Total revenue	$75,663	$101,651	(26)%	$252,677	$342,554	(26)%
Income (loss) from continuing operations	$7,750	$(61,298)	113%	$(39,824)	$(128,351)	69%
Net income (loss) from continuing operations	$3,531	$(60,685)	106%	$(60,332)	$(140,483)	57%
Adjusted EBITDA	$15,149	$16,758	(10)%	$(4,743)	$318	NM

NM: Not Meaningful

BUZZFEED, INC.
Consolidated Balance Sheets
(Unaudited, dollars and shares in thousands, except per share amounts)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$35,637	$55,774
Accounts receivable (net of allowance for doubtful accounts of $1,424, and $1,879 as at December 31, 2023 and 2022)	75,692	116,460
Prepaid expenses and other current assets	21,460	26,373
Current assets of discontinued operations	—	—
Total current assets	132,789	198,607
Property and equipment, net	11,856	17,774
Right-of-use assets	46,715	66,581
Capitalized software costs, net	22,292	19,259
Intangible assets, net	26,665	31,038
Goodwill	57,562	57,562
Prepaid expenses and other assets	9,508	14,790
Noncurrent assets of discontinued operations	104,089	124,361
Total assets	$411,476	$529,972

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$46,378	$29,329
Accrued expenses	15,515	26,357
Deferred revenue	1,895	8,836
Accrued compensation	12,970	31,052
Current lease liabilities	21,659	23,398
Current debt	124,977	—
Other current liabilities	4,401	3,900
Current liabilities of discontinued operations	—	—
Total current liabilities	227,795	122,872
Noncurrent lease liabilities	37,820	59,315
Debt	33,837	152,253
Derivative liability	—	180
Warrant liabilities	406	395
Other liabilities	435	403
Noncurrent liabilities of discontinued operations	—	—
Total liabilities	300,293	335,418

Commitments and contingencies

Stockholders’ equity
Class A Common stock, $0.0001 par value; 700,000 shares authorized; 140,138 and 126,387 shares issued and outstanding at December 31, 2023 and 2022, respectively	14	13
Class B Common stock, $0.0001 par value; 20,000 shares authorized; 5,474 and 6,678 shares issued and outstanding at December 31, 2023 and 2022, respectively	1	1
Class C Common stock, $0.0001 par value; 10,000 shares authorized; 0 and 6,478 shares issued and outstanding at December 31, 2023 and 2022, respectively	—	1
Additional paid-in capital	723,081	716,233
Accumulated deficit	(611,768)	(523,063)
Accumulated other comprehensive loss	(2,500)	(1,968)
Total BuzzFeed, Inc. stockholders’ equity	108,828	191,217
Noncontrolling interests	2,355	3,337
Total stockholders’ equity	111,183	194,554
Total liabilities and stockholders’ equity	$411,476	$529,972

BUZZFEED, INC.
Consolidated Statements of Operations
(Unaudited, dollars and shares in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Revenue	$75,663	$101,651	$252,677	$342,554
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	34,295	49,404	142,366	194,348
Sales and marketing	8,700	13,141	38,989	47,293
General and administrative	17,109	23,840	78,026	111,437
Research and development	2,264	6,181	11,179	27,100
Depreciation and amortization	5,545	6,079	21,941	24,263
Impairment expense	—	64,304	—	66,464
Total costs and expenses	67,913	162,949	292,501	470,905
Income (loss) from continuing operations	7,750	(61,298)	(39,824)	(128,351)
Other income (expense), net	1,372	2,254	(2,990)	(3,076)
Interest expense, net	(4,267)	(4,558)	(16,085)	(15,591)
Change in fair value of warrant liabilities	83	1,579	(11)	4,543
Change in fair value of derivative liability	30	1,170	180	4,695
Income (loss) from continuing operations before income taxes	4,968	(60,853)	(58,730)	(137,780)
Income tax provision (benefit)	1,437	(168)	1,602	2,703
Net income (loss) from continuing operations	3,531	(60,685)	(60,332)	(140,483)
Net loss from discontinued operations, net of tax	(14,824)	(45,501)	(28,990)	(60,843)
Net loss	(11,293)	(106,186)	(89,322)	(201,326)
Less: net income attributable to the redeemable noncontrolling interest	—	—	—	164
Less: net loss attributable to the noncontrolling interests	(273)	(744)	(743)	(533)
Net loss attributable to BuzzFeed, Inc.	$(11,020)	$(105,442)	$(88,579)	$(200,957)
Net income (loss) from continuing operations attributable to holders of Class A, Class B and Class C common stock:
Basic	$3,804	$(59,941)	$(59,589)	$(140,114)
Diluted	$3,804	$(59,941)	$(59,589)	$(140,114)
Net income (loss) from continuing operations per Class A, Class B and Class C common share:
Basic	$0.03	$(0.43)	$(0.42)	$(1.01)
Diluted	$0.03	$(0.43)	$(0.42)	$(1.01)
Weighted average common shares outstanding:
Basic	145,428	139,685	143,062	138,148
Diluted	145,813	139,685	143,062	138,148

BUZZFEED, INC.
Consolidated Statements of Cash Flows
(Unaudited, USD in thousands)

	For the Year Ended December 31,
	2023	2022	2021
Operating activities:
Net (loss) income	$(89,322)	$(201,326)	$25,876
Less: net loss (income) from discontinued operations, net of tax	28,990	60,843	(22,006)
Net (loss) income from continuing operations	(60,332)	(140,483)	3,870
Adjustments to reconcile net (loss) income from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	21,941	24,263	22,093
Unrealized (gain) loss on foreign currency	(1,088)	5,389	1,824
Stock based compensation	5,579	19,169	23,565
Change in fair value of warrants	11	(4,543)	(4,740)
Change in fair value of derivative liability	(180)	(4,695)	(26,745)
Issuance costs allocated to derivative liability	—	—	1,424
Amortization of debt discount and deferred issuance costs	4,945	4,268	259
Deferred income tax	3,236	(1,594)	(28,087)
Loss on disposition of subsidiaries	—	—	1,234
(Gain) loss on disposition of assets	(175)	(500)	220
Loss (gain) on investment	3,500	(1,260)	—
Provision for doubtful accounts	(581)	785	(161)
Impairment expense	—	66,464	—
Noncash lease expense	20,017	19,870	—
Changes in operating assets and liabilities:
Accounts receivable	40,737	23,941	(12,951)
Prepaid expenses and other current assets and prepaid expenses and other assets	4,795	2,540	2,361
Accounts payable	19,258	11,582	3,546
Deferred rent	—	—	(4,456)
Accrued compensation	(18,088)	(5,663)	2,307
Accrued expenses, other current liabilities and other liabilities	(12,619)	(2,841)	(1,847)
Lease liabilities	(23,421)	(23,249)	—
Deferred revenue	(6,946)	7,154	(5,759)
Cash provided by (used in) operating activities from continuing operations	589	597	(22,043)
Net cash (used in) provided by operating activities from discontinued operations	(6,692)	(8,454)	22,840
Net cash flow (used in) provided by operating activities	(6,103)	(7,857)	797

Investing activities:
Business acquisitions, net of cash acquired	—	—	(189,885)
Capital expenditures	(964)	(5,424)	(4,983)
Capitalization of internal-use software	(13,934)	(12,361)	(11,039)
Proceeds from sale of asset	175	500	—
Cash of disposed subsidiaries, less proceeds on disposition	—	—	(2,121)
Cash used in investing activities from continuing operations	(14,723)	(17,285)	(208,028)
Cash (used in) provided by investing activities from discontinued operations	—	—	—
Cash used in investing activities	(14,723)	(17,285)	(208,028)

	For the Year Ended December 31,
	2023	2022	2021
Financing activities:
Proceeds from reverse recapitalization, net of costs	—	—	(11,652)
Proceeds from issuance of common stock	—	—	35,000
Payment for shares withheld for employee taxes	(451)	(1,698)	—
Deferred reverse recapitalization costs	—	(585)	—
Proceeds from issuance of convertible notes, net of issuance costs	—	—	143,806
Proceeds from exercise of stock options	29	459	6,975
Proceeds from the issuance of common stock in connection with at-the-market offering, net of issuance costs	902	—	—
Borrowings on Revolving Credit Facility	2,128	5,000	9,000
Payments on Revolving Credit Facility	(1,796)	—	(1,306)
Cash provided by financing activities	812	3,176	181,823
Effect of currency translation on cash and cash equivalents	(123)	(1,993)	(985)
Net decrease in cash and cash equivalents	(20,137)	(23,959)	(26,393)
Cash, cash and cash equivalents and restricted cash at beginning of year	55,774	79,733	106,126
Cash, cash and cash equivalents and restricted cash at end of year	$35,637	$55,774	$79,733

BUZZFEED, INC.
Reconciliation of GAAP to Non-GAAP
(Unaudited, USD in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) from continuing operations	$3,531	$(60,685)	$(60,332)	$(140,483)
Income tax provision (benefit)	1,437	(168)	1,602	2,703
Interest expense, net	4,267	4,558	16,085	15,591
Other (income) expense, net	(1,372)	(2,254)	2,990	3,076
Depreciation and amortization	5,545	6,079	21,941	24,263
Stock-based compensation	1,054	2,301	5,579	19,169
Change in fair value of warrant liabilities	(83)	(1,579)	11	(4,543)
Change in fair value of derivative liability	(30)	(1,170)	(180)	(4,695)
Restructuring[1]	—	5,372	6,761	10,199
Impairment expense[2]	—	64,304	—	66,464
Transaction-related costs[3]	800	—	800	5,132
Litigation costs[4]	—	—	—	1,920
Public company readiness costs[5]	—	—	—	1,522
Adjusted EBITDA	$15,149	$16,758	$(4,743)	$318
Adjusted EBITDA margin[6]	20.0%	16.5%	(1.9)%	0.1%
Net income (loss) as a percentage of revenue	4.7%	(59.7)%	(23.9)%	(41.0)%

(1) We exclude restructuring expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparison to our past operating performance.
(2) Reflects aggregate non-cash impairment expenses recorded during the year ended December 31, 2022 associated with goodwill impairment of $64.3 million and $2.2 million related to certain long-lived assets of our former corporate headquarters, which was fully subleased during the third quarter of 2022.
(3) Reflects transaction-related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or contemplated transaction and include professional fees, integration expenses, and certain costs related to integrating and converging IT systems.
(4) Reflects costs related to litigation that are outside the ordinary course of our business. We believe it is useful to exclude such charges because we do not consider such amounts to be part of the ongoing operations of our business and because of the singular nature of the claims underlying the matter.
(5) Reflects one-time initial set-up costs associated with the establishment of our public company structure and processes.
(6) Net income (loss) as a percentage of revenue is included as the most comparable GAAP measure to Adjusted EBITDA margin, which is a Non-GAAP measure.